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                                                                    EXHIBIT 23.2



Moore Stephens
Chartered Accountants
St. Paul's House, Warwick Lane
London EC4P 48N


                                November 24, 1998

Flextronics International Limited
2090 Fortune Drive
San Jose, CA 95131
USA

                   Flextronics International Limited Form S-3

As independent public accountants, we hereby consent the use of our reports (and all references to our Firm) included in or made a part of this registration statement.


                                        Moore Stephens